UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70,

Box 70381

SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual General Meeting (AGM) of Shareholders held on May 6, 2010, the shareholders approved all the proposals set forth in this year’s proxy statement. Each of the directors nominated for re-election was re-elected to the Board for a regular three-year term until the Annual General Meeting in 2013, the votes cast were as follows:

Mr. Robert Alspaugh: 73,728,072 votes for, 3,836,855 votes withheld, 1,713,793 broker non-votes.

Dr. Walter Kunerth: 73,195,218 votes for, 4,369,709 votes withheld, 1,713,793 broker non-votes.

Mr. Lars Nyberg: 73,429,157 votes for, 4,135,770 votes withheld, 1,713,793 broker non-votes.

Mr. Lars Westerberg: 73,597,190 votes for, 3,967,737 votes withheld, 1,713,793 broker non-votes.

Shareholders of the Company also ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal 2010. Votes cast were as follows: 75,508,325 votes for, 393,114 votes against, 3,377,281 abstentions, 0 broker non-votes.

The proposals presented at the AGM are described in detail in the Company’s Proxy Statement for the 2010 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on March 23, 2010.

Item 8.01	Other Events

On May 6, 2010, Autoliv, Inc. issued a press release announcing that the Board of Directors decided to resume the Company’s payments of dividends to shareholders by declaring a quarterly dividend of 30 cents per share for the third quarter 2010.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: May 10, 2010

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary